As filed with the Securities and Exchange Commission on August 8, 2007
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
ALTUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3573277
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)
125 Sidney Street
Cambridge, MA 02139
(Address, Including Zip Code, of Principal Executive Offices)
Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended
(Full Title of the Plan)
Sheldon Berkle
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Jonathan L. Kravetz, Esq.
Megan N. Gates, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, $0.01 par value	634,601	$14.29	$9,068,448	$278.40
	273,450	$9.19	$2,513,006	$77.15
Total:	908,051			$355.55

(1)	The number of shares of Common Stock stated above consists of the aggregate number of shares which may be sold upon the exercise of options and the issuance of stock awards which have been granted and/or may hereafter be granted under the Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended (the “Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable upon the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the exercise or purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Market as of a date (August 6, 2007) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE
The content of the previously filed Registration Statement on Form S-8 (File No. 333-134421) of the Registrant is hereby incorporated by reference. The purpose of this Form S-8 Registration Statement is to reflect an increase of 908,051 shares of Common Stock authorized for issuance under the Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given by the Registrant to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 is included in documents sent or given by the Registrant to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 12, 2007, as amended by Form 10-K/A filed on March 19, 2007 (File No. 000-51711);

(2)	The Registrant’s Current Report on Form 8-K filed on January 3, 2007 (File No. 000-51711);

(3)	The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006 filed on January 16, 2007 (File No. 000-51711);

(4)	The Registrant’s Current Report on Form 8-K filed on February 1, 2007 (File No. 000-51711);

(5)	The Registrant’s Current Report on Form 8-K filed on February 6, 2007 (File No. 000-51711);

(6)	The Registrant’s Current Report on Form 8-K filed on March 1, 2007 (File No. 000-51711);

(7)	The Registrant’s Current Report on Form 8-K filed on March 8, 2007 (File No. 000-51711);

(8)	The Registrant’s Current Report on Form 8-K filed on April 5, 2007 (File No. 000-51711);

(9)	The Registrant’s Current Report on Form 8-K filed on April 19, 2007 (File No. 000-51711);

(10)	The Registrant’s Current Report on Form 8-K filed on May 9, 2007 (File No. 000-51711);

(11)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 11, 2007 (File No. 000-51711);

(12)	The Registrant’s Current Report on Form 8-K filed on May 21, 2007 (File No. 000-51711);

(13)	The Registrant’s Current Report on Form 8-K filed on June 11, 2007 (File No, 000-51711);

(14)	The Registrant’s Current Report on Form 8-K filed on June 28, 2007 (File No, 000-51711);

(15)	The Registrant’s Current Report on Form 8-K filed on July 3, 2007 (File No, 000-51711);

(16)	The Registrant’s Current Report on Form 8-K filed on July 17, 2007 (File No, 000-51711); and

(17)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 8, 2007 (File No. 000-51711).
     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of approximately 13,044 shares of Common Stock of the Registrant and options and warrants to purchase 1,000 shares of Common Stock of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Incorporated herein by reference from Part II, Item 15 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form S-3 (File No. 333-141414).
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

(4.1)	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(4.2)	Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.4)	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004. Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.5)	Form of Common Stock Warrant to Adage Capital Partners, L.P. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-141414) and incorporated herein by reference.

(4.6)	Form of Common Stock Warrant to General Electric Capital Corporation. Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.7)	Form of Common Stock Warrant to Oxford Finance Corporation. Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.8)	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc. Filed as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.9)	Form of Common Stock Warrant to Transamerica Business Credit Corporation. Filed as Exhibit 4.10 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.10)	Form of Common Stock Warrant to Cowen and Company, LLC. Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.11)	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders. Filed as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.12)	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders. Filed as Exhibit 4.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP. Filed herewith.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended. Filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on August 8, 2007.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Sheldon Berkle
Sheldon Berkle
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Sheldon Berkle, Jonathan I. Lieber and Bruce A. Leicher, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Altus Pharmaceuticals Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sheldon Berkle	President, Chief Executive Officer and Director	August 8, 2007
Sheldon Berkle	(principal executive officer)

/s/ Jonathan I. Lieber	Vice President, Chief Financial Officer and Treasurer	August 8, 2007
Jonathan I. Lieber	(principal financial and accounting officer)

/s/ John P. Richards John P. Richard	Chairman of the Board	August 8, 2007

Signature	Title	Date

/s/ Stewart Hen Stewart Hen	Director	August 8, 2007

/s/ Jonathan S. Leff Jonathan S. Leff	Director	August 8, 2007

/s/ Manuel A. Navia, Ph.D. Manuel A. Navia, Ph.D.	Director	August 8, 2007

/s/ David D. Pendergast, Ph. D. David D. Pendergast, Ph.D.	Director	August 8, 2007

/s/ Harry H. Penner, Jr. Harry H. Penner, Jr.	Director	August 8, 2007

/s/ Jonathan D. Root, M.D. Jonathan D. Root, M.D.	Director	August 8, 2007

/s/ Michael S. Wyzga Michael S. Wyzga	Director	August 8, 2007

INDEX OF EXHIBITS

Exhibit
Number	Description

(4.1)	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(4.2)	Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.4)	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004. Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.5)	Form of Common Stock Warrant to Adage Capital Partners, L.P. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-141414) and incorporated herein by reference.

(4.6)	Form of Common Stock Warrant to General Electric Capital Corporation. Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.7)	Form of Common Stock Warrant to Oxford Finance Corporation. Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.8)	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc. Filed as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.9)	Form of Common Stock Warrant to Transamerica Business Credit Corporation. Filed as Exhibit 4.10 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.10)	Form of Common Stock Warrant to Cowen and Company, LLC. Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.11)	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders. Filed as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

Exhibit
Number	Description

(4.12)	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders. Filed as Exhibit 4.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered. Filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP. Filed herewith.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended. Filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.